File No. 33-________


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933
                         ------------------------------

                               STATE BANCORP, INC.
               (Exact name of issuer as specified in its charter)

                  New York                                11-2846511
              (State of Incorporation)   (I.R.S. Employer Identification Number)

                    2 Jericho Plaza, Jericho, New York 11753
          (Address, including zip code, of Principal Executive Offices)

                         ------------------------------

              STATE BANCORP, INC. 1999 INCENTIVE STOCK OPTION PLAN
                         ------------------------------
                            (Full title of the Plan)


                            Daniel T. Rowe, President
                               State Bancorp, Inc.
                                 2 Jericho Plaza
                             Jericho, New York 11753
                                 (516) 465-2300

 (Name and address, telephone number, including area code, of agent for service)

                               STATE BANCORP, INC.

                              CROSS-REFERENCE SHEET



Item #            Caption of SEC Form S-8                Caption In Prospectus
------            -----------------------                ---------------------
1.      Forepart of Registration Statement and
        Outside Front Cover Page of Prospectus           Outside Cover Page of
                                                         Prospectus

2.      Inside Front and Outside Back Cover Pages of
        Prospectus                                       Inside Front Cover Page

3.      Summary Information, Risk Factors and Ratio of
        Earnings to Fixed Charges                        Not Applicable

4.      General Information Regarding the Plan           THE PLAN -
                                                         General Information

5.      Securities to be Offered and Employees Who May
        Participate in the Plan                          THE PLAN -
                                                         General Information -
                                                         Certain Provisions of
                                                         Plan

6.      Purchase of Securities Pursuant to the Plan      THE PLAN -
                                                         General Information -
                                                         Certain Provisions of
                                                         Plan

7.      Payment for Securities Offered                   THE PLAN -
                                                         Certain Provisions of
                                                         Plan

8.      Contributions Under the Plan                     Not Applicable


9.      Withdrawal from the Plan -
        Assignment of  Interest                          Not Applicable

10.     Defaults Under the Plan                          Not Applicable


11.     Administration of the Plan                       THE PLAN -
                                                         Certain Provisions of
                                                         Plan - Administration

12.     Investment of Funds                              Not Applicable



13.     Charges and Deductions and Liens Therefor        Not Applicable

14.     Description of Registrant's Securities           DESCRIPTION OF COMMON
                                                         STOCK


15.     Incorporation of Certain Documents by Reference  INCORPORATION OF
                                                         CERTAIN DOCUMENTS BY
                                                         REFERENCE

16.     Additional Information                           ADDITIONAL INFORMATION


17.     Interests of Named Experts and Counsel           LEGAL OPINION - EXPERTS


18.     Disclosure of Commission Position on
        Indemnification for Securities Act Liabilities   INDEMNIFICATION OF
                                                         DIRECTORS AND OFFICERS

19.     Exhibits                                         Exhibits


20.     Undertakings                                     Undertakings

                         CALCULATION OF REGISTRATION FEE



-------------------------------------------------------------------------------

                                                       PROPOSED
TITLE OF                           PROPOSED            MAXIMUM
SECURITIES         AMOUNT          MAXIMUM             AGGREGATE    AMOUNT OF
TO BE              TO BE           OFFERING PRICE      OFFERING     REGISTRATION
REGISTERED         REGISTERED      PER SHARE (1)       PRICE (1)    FEE
----------         ----------      -------------       ---------    ---

Common Stock
$5.00 par value    344,500 (2)     $15.25              $5,253,625   $1,460.51


-------------------------------------------------------------------------------


 (1) Based on the Company's estimate of the market price of its common stock on December 10, 1999 and estimated solely for the purpose of determining the registration fee.

 (2) Pursuant to Rule 416, there are also being registered such additional securities as may become issuable as a result of the "anti-dilution" provisions of the options.

                               P R O S P E C T U S

                                  344,500 Shares

                                State Bancorp, Inc.

                                   Common Stock

                                  ($5 Par Value)



     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                                STATE BANCORP, INC.
                         1999 INCENTIVE STOCK OPTION PLAN



     State Bancorp, Inc. (the "Company") is offering its common stock to employees and other key personnel associated with the Company who may be granted options pursuant to the 1999 Incentive Stock Option Plan ("1999 Plan"). The offer is made at the prices and on the terms and conditions contained in the stock options to be granted pursuant to the plan.

     The Common Stock covered by this Prospectus is traded on The American Stock Exchange. Participants under the plan (who are not "affiliates" of the Company) who exercise options to purchase Common Stock under the plan may sell such shares from time to time in such market.

     The Company will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated herein by reference excluding the exhibits thereto. Such requests should be directed to State Bancorp, Inc., 699 Hillside Avenue, New Hyde Park, New York 11040, Attention: Secretary; (516) 437-1000.




         The Date of this Prospectus is  December 13, 1999

         No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein and, if given or made, such information or representations must be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.



                               TABLE OF CONTENTS

                                                                           Page

THE PLAN......................................................................3
     1999 Incentive Stock Option Plan.........................................3
     General Information......................................................3
     Tax Consequences.........................................................3
     Certain Provisions of the 1999 Incentive Stock
       Option Plan............................................................4

OPTIONS TO PURCHASE COMMON STOCK..............................................7

DESCRIPTION OF COMMON STOCK...................................................7

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................8

ADDITIONAL INFORMATION........................................................8

LEGAL OPINION.................................................................9

EXPERTS.......................................................................9

INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................9

         This Prospectus relates to Common Stock issuable pursuant to the 1999 Incentive Stock Option Plan of State Bancorp, Inc., a New York corporation having its principal office at 699 Hillside Avenue, New Hyde Park, New York 11040, telephone No. (516) 437-1000.

         This Prospectus is not available for resale of the securities described herein by persons who are "affiliates" of the Company, as that term is defined in Rule 405 under the Securities Act of 1933 (the "Act"). Such resales may be made pursuant to Rule 144 under such Act. In addition, the provisions of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") may also be a consideration in resale decisions by persons who are subject to such Section in respect of the securities described herein.

                                    THE PLAN

1999 Incentive Stock Option Plan
--------------------------------
     General Information
     -------------------
         The Company's 1999 Incentive Stock Option Plan("1999 Plan") was adopted by the Board of Directors on February 25, 1999 and ratified by the stockholders of the Company at the Annual Meeting of Stockholders held on April 25, 1999. The 1999 Plan authorizes the grant of options for up to 344,500 shares (adjusted to give effect to a 6% stock dividend declared by the Board of Directors of the Company on May 25, 1999 and paid on July 2, 1999).
         As of December 10, 1999, no shares were under option to employees of the Company or its subsidiary, State Bank of Long Island ("the Bank"), including directors and officers. Through such date, no shares had been purchased on exercise of any options under the 1999 Plan.
         The purpose of the 1999 Plan is to furnish an incentive to employees of the Company and its subsidiaries by making available to them the benefits of a proprietary interest in the Company, to encourage the continued service of employees and to attract to the Company individuals of experience and ability.
         In the opinion of the Company, the 1999 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Internal Revenue Code (the "Code").
     Tax Consequences
     ----------------
         Incentive Options granted under the 1999 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Code.
         There are no tax consequences to either the Company or the optionee upon grant of an Incentive Option. There are no tax consequences for regular tax purposes to the optionee upon exercise of an Incentive Option if the shares are not disposed of within two years from the date the Incentive Option was granted or within one year of exercise. However, the optionee will have ordinary income for alternative minimum tax purposes equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any gain realized upon disposition after the required holding period will be long-term capital gain and any loss will be long-term capital loss. No deduction will be allowed to the Company upon exercise of an Incentive Option. If the above described holding period requirements are not met, the gain realized on disposition constitutes ordinary compensation income to the extent of the excess of the fair market value of the shares at the time of exercise over the exercise price. Any gain in excess of the amount taxed as ordinary compensation income will be taxed as capital gain. The Company will be entitled to a compensation deduction in the amount equal to the optionee's ordinary compensation income.

     Certain Provisions of the 1999 Plan
     -----------------------------------
         Administration.
         ---------------
         The 1999 Plan is administered by the Board of Directors of the Company and by the Stock Option Committee ("Committee") of the Board, which presently consists of four members appointed by the Board, currently consisting of Joseph F. Munson, John F. Picciano, Gerald P. Rosenberg and Suzanne H. Rueck. Mr. Picciano, Mr. Munson and Ms. Rueck are directors of the Company and Mr. Rosenberg serves as Secretary to the Board of Directors of the Company. The address of each member of the Committee is 2 Jericho Plaza, Jericho, New York 11753. The Committee has the authority in its discretion to determine the purchase price of the Common Stock issuable upon the exercise of each option, to determine the employees to whom, and the time or times at which options shall be granted and the number of shares to be issuable upon the exercise of each option, determine the terms and provisions of the respective option agreements and to make all other determinations deemed necessary or advisable for the administration of the plan, except that modifications, extensions or renewals of outstanding options granted under the plan may be made only by the Board of Directors of the Company which also has the sole authority to accept the surrender of outstanding options, to the extent not theretofore exercised, and authorize the granting of new options in substitution therefor.
         Participation.
         --------------
         Options under the 1999 Plan are available to key employees (who may be officers or directors) of the Company, the Bank or the subsidiaries of either the Company or the Bank, who, in the opinion of the Committee, exercise such functions or discharge such responsibilities that they merit consideration as key employees.

         Terms and Conditions of Options.
         --------------------------------
         All options under this plan are granted subject to the following terms and conditions:
         (a) Option Price. The 1999 Plan provides for an option price per share of not less than 100% of the fair market value or the book value, whichever is greater on the date of the grant (110% of fair market value, or book value, whichever is greater, in the case of an employee who owns more than 10% of the capital stock of the Company).
         (b) Term of Option. No option granted under the 1999 Plan shall be exercisable after the expiration of 10 years from the date it is granted (five years in the case of a more than 10% shareholder), or such shorter period as may be specified by the Committee at the time of the grant.
         (c) Payment. The option price is payable in cash.
         (d) Exercise of Option. The participant, subject to the provisions of the 1999 Plan, may exercise the option in whole or in part as provided by the terms of the option, by giving written notice thereof to the Company, specifying the number of shares to be purchased, and accompanied by the option price therefor. No Incentive Option may be exercised unless and until the optionee has been continuously employed by the Company since the date of the grant and has remained in such employ for one year (or such shorter period, but not less than six months, specified by the Board of Directors of the Company in any individual case deemed exceptional by the Committee), from the date of the grant, except in the case of death or disability, as described below.
         (e) Transferability and Termination of Option. No Incentive Option will be transferable by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee the Incentive Option will be exercisable only by him.

         An option, to the extent not exercised, shall terminate upon its expiration date, or upon its surrender pursuant to certain provisions of the plan or upon termination of the employment of the optionee (except by reason of death or disability or Change in Control as defined in the 1999 Plan), whichever is earliest. In the event of termination of employment by reason of disability, the optionee will have one year after such termination within which to exercise the Incentive Option to the extent it was exercisable at the date of such termination. The Incentive Option of an optionee who dies while in the employ of the Company or the Bank or any of their subsidiaries remains exercisable for one
(1) year thereafter, to the extent it had not previously been exercised, and to the extent the deceased employee was entitled to exercise it at the date of the employee's death. In no event shall any option be exercisable after the expiration of the term of the option.
         (f) Restrictions on Transferability. Each employee who receives an option shall agree to serve in the employ of the Company or the Bank or any of their subsidiaries for three (3) years, or such shorter period (not less than six months) as the Board of Directors of the Company may specify, from the date on which the option is granted. Any termination of such employment during such period which is either (1) for cause, or (2) voluntary on the part of the employee and without the consent of the Company (except that a voluntary termination within three (3) months after a Change in Control shall not be deemed voluntary by the optionee), shall result in the termination of all options not previously exercised.
         In addition, any capital stock issued upon the exercise of an option is not transferable until the employee has fulfilled his or her agreement to serve in the employ of the Company or the Bank or any of their subsidiaries, as described in the preceding paragraph. If the employment of the optionee is terminated prior to such time, the restrictions on sale of capital stock issued upon the exercise of an option shall be extended for a period of five (5) years from the date of such termination of employment.
         Certificates for shares of Common Stock issued upon the exercise of options prior to three (3) years from the date of granting of such option shall bear an appropriate legend referring to the restrictions imposed by the 1999 Plan.
         (g) Recapitalization. In the event of any increase or decrease in the number or kind of outstanding shares of Common Stock of the Company by reason of a subdivision, consolidation, stock dividend, or any other increase or decrease in the shares of stock of the Company effected without receipt of consideration by the Company, appropriate adjustment will be in the number and kind of shares for which options may thereafter be granted both in the aggregate and as to each optionee, as well as in the number and kind of shares subject to options theretofore granted under the 1999 Plan and the option price payable upon exercise of such options.

         In the event of any proposed dissolution or liquidation of the Company or a proposed merger or consolidation in which the Company will not be the surviving corporation, no adjustment will be made. The Company will mail or furnish to each optionee written notice of such proposed dissolution, liquidation, merger or consolidation at least twenty (20) days prior to such event and each optionee shall have the right immediately and prior to such dissolution, liquidation, merger or consolidation to exercise, in full or in part, his or her option. Any option not so exercised shall terminate upon such dissolution, liquidation, merger or consolidation.
         No other adjustments will be made.
         (h) Amendment of Plan. The Board of Directors may, insofar as permitted by law, with respect to any shares not subject to options, suspend or discontinue the 1999 Plan or revise or amend it in any respect except that, without approval of a majority of the shareholders, no such revision or amendment shall increase the number of shares subject to the 1999 Plan, reduce the minimum option price, extend the period during which options may be granted or exercised, change the designation of the class of employees eligible to receive options or change the number of shares which may be optioned to any one individual.

                        OPTIONS TO PURCHASE COMMON STOCK
         As of December 10, 1999, no options to purchase shares had been granted under the 1999 Plan.
                           DESCRIPTION OF COMMON STOCK
         The description of the Company's Common Stock, as contained in its
Registration   Statement  on  Form  S-4  under  the  Exchange   Act,  is  hereby
incorporated by reference in this Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
         The following documents filed with the Securities and Exchange Commission ("Commission") are incorporated herein by reference:
         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.
         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.
         3. The Company's Proxy Statement relating to its April 27, 1999 Annual Meeting of Stockholders.
         All documents subsequently filed by the Company pursuant to Sections 13(a) through(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof, from the date of filing of such documents.

                             ADDITIONAL INFORMATION
              The Company is subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Information, as of particular dates, concerning directors and officers, their remuneration, options granted to them, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to stockholders of the Company and filed with the Commission. Such reports, proxy statements and other information may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the following regional offices: Seven World Trade Center, New York, New York 10048 and Citicorp Center, 300 West Madison Street, Chicago, Illinois 60661. The Company's Common Stock is listed on the American Stock Exchange, and copies of reports, proxy statements and other information concerning the Company can be inspected at the offices of the American Stock Exchange at 86 Trinity Place, New York, New York 10006. In addition, certain of such materials are also available through he Commission's Electronic Data Gathering and Retrieval System ("EDGAR").

                                  LEGAL OPINION
              The legality of Common Stock covered hereby has been passed upon for the Company by Lamb & Barnosky, LLP, 534 Broadhollow Road, Melville, New York 11747, Counsel to the Company. Gary Holman, a member of said firm, is the Vice Chairman of the Board of Directors of the Company and beneficially owns 51,178 shares of the Company's Common Stock. Gerald P. Rosenberg, also a member of said firm, serves as Secretary to the Board of Directors of the Company and owns 10,253 shares of the Company's Common Stock. In addition, the firm's profit sharing plan owns 5,984 shares of the Company's Common Stock.

                                     EXPERTS
              The consolidated financial statements incorporated in this Prospectus by reference from State Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authorization as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the issuer pursuant to the foregoing provisions, the issuer has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
Item 18. Indemnification of Directors and Officers
         Sections 721, 722, 723, 724 and 725 of the Business Corporation Law of New York provide the following:
         Section 721: The indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution or directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.
         Section 722: (a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.
         (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.
         (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys's fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.
         Section 723: (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 722 shall be entitled to indemnification as authorized in such section.
         (b) Except as provided in  paragraph  (a),  any  indemnification  under section 722 or otherwise permitted by Section 721, unless ordered by a court under Section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:
              (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in Section 722 or established pursuant to Section 721, as the case may be, or,
              (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs;
              (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or
              (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

              (c) Expenses  incurred in defending a civil or criminal  action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of Section 725.
         Section 724: (a) Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders in the specific case under Section 723 (Payment of indemnification other than by court awards), indemnification shall be awarded by a court to the extent authorized under Section 722 (Authorization for indemnification of directors and officers), and paragraph (a) of Section 723. Application therefor may be made, in every case, either:
              (1) In the  civil  action or  proceeding  in which  the  expenses were incurred or other  amounts were paid,  or
              (2) To the supreme court in a separate proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were incurred or other amounts were paid.
              (b) The  application  shall be made in such  manner  and form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.
              (c) Where indemnification  is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.
         Section 725: (a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under paragraph (c) of Section 723 (Payment of indemnification other than by court award) or allowed by a court under paragraph (c) of Section 724 (Indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this Article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.
              (b) No  indemnification,  advancement  or allowance  shall be made under this article in any circumstance where it appears:
              (1) That the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification;
              (2)  That  the  indemnification   would  be  inconsistent  with  a
provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or
              (3) If there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.
              (c)  If  any  expenses  or  other  amounts  are  paid  by  way  of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.
              (d) If any action with respect to indemnification of directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

              (e) Any notification required to be made pursuant to the foregoing paragraph (c) or (d) of this section by any domestic mutual insurer shall be satisfied by compliance with the corresponding provisions of section one thousand two hundred sixteen of the insurance law.
              (f) The provisions of this Article relating to  indemnification of directors and officers and insurance therefor shall apply to domestic corporations and foreign corporations doing business in this state, except as provided in Section 1320 (Exemption from certain provisions).
              Article V of the registrant's By-laws provides:
                                   "ARTICLE V
                                 INDEMNIFICATION
         Section 501. Mandatory Indemnification. (a) The Corporation shall, to the full extent permitted by the New York Business Corporation Law, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said law permitted the Corporation to provide prior to such amendment) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a director, officer or employee of the Corporation or any of its subsidiaries or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Section 501, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. Any right of indemnification so provided shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the New York Business Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-Law or otherwise.
              (b) To obtain  indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceedings for which indemnification is claimed a Change of Control, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.
              (c) If a claim under paragraph (a) of this Section 501 is not paid in full by the Corporation within thirty days after a written claim pursuant to paragraph (b) of this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the New York Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New York Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

              (d) If a determination  shall have been made pursuant to paragraph
(b) of this Section 501 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Section 501.
              (e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Section 501 that the procedures and presumptions of this Section 501 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-Law.
              (f) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Section 501 shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
              (g) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New York Business Corporation Law. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this Section 501, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.
              (h) The Corporation may, to the extent authorized from time to time by the Board of Directors or the stockholders of the Corporation by resolution thereof, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 501 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation, or to any directors or officers of the Corporation to the extent such rights are permitted by law and not available under this Section 501.

              (i) If any provision or provisions of this Section 501 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this
Section 501 (including, without limitation, each portion of any paragraph of this Section 501 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 501 (including, without limitation, each such portion of any paragraph of this Section 501 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
              (j) For purposes of this By-Law:
              (1) "Change of Control" means
              (A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of the Corporation's Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control; (i) any acquisition directly
from  the  Corporation,   (ii)  any  acquisition  by  the Corporation,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph
(C) of this Section 501(j)(1); or

              (B) Individuals  who, as of September 23, 1997,  constitute the Board (the "Incumbent Board") cease for any reason to constitute  at least a majority of the Board;  provided, however,  that any  individual  becoming a
director  subsequent to September 23, 1997  whose   election,   or  nomination
for  election  by  the   Corporation's stockholders,  was  approved by a vote
of at least a majority  of the  directors then  comprising  the  Incumbent
Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
              (C)  Consummation by the  Corporation of a  reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such
Business Combination, (i) all or substantially all  of  the   individuals   and
entities who were the beneficial owners, respectively, of the outstanding common stock and outstanding voting securities of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly,
more  than  60%  of,  respectively,   the  then outstanding  shares of common
stock and the  combined  voting power of the then outstanding  voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business
Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Corporation's outstanding common stock and outstanding voting securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

              (D) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.
              (2) "Disinterested Director" means a director of the Corporation who is not and was not a party to the action or proceeding in respect of which indemnification is sought by the claimant.
              (3) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.
              (k) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary."
              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, the issuer has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of
1933  and  is   therefore   unenforceable.   In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the option of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in teh Securities Act and will be governed by the final adjudication of such issue.
Item 19.  Exhibits
          --------
              4        1999 Incentive  Stock Option Plan is  incorporated by
                       reference as Exhibit A to the registrant's definitive
                       Proxy  Statement in  connection  with the 1999 Annual
                       Meeting of Stockholders.
              5        Opinion of Lamb & Barnosky, LLP.
             23.1      Independent Auditors' Consent.
             23.2      Consent of Lamb &  Barnosky,  LLP,  included in their
                       opinion filed as Exhibit 5.
Item 20.  Undertakings
          ------------
          A.       Rule 415 Registration
          The undersigned registrant hereby undertakes:
          (1)      To  file,   during  any  period  in  which   offers  or
sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B.       Filings Incorporating Subsequent Exchange Act Documents by
                   Reference
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the issuer's annual report pursuant to section 13(a) or section 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
          C.        To Transmit Certain Material
          (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding year may be so delivered, but after such 120 day period the annual report for the last fiscal year will be furnished to each such employee.
          (2) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan, who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.
          (3) Where interests in a plan are registered herewith, the undersigned registrant and plan hereby undertake to transmit or cause to be transmitted promptly, without charge, to any participant in the plan who makes a written request, a copy of the then latest annual report of the plan filed pursuant to section 15(d) of the Securities Exchange Act of 1934. If such report is filed separately on Form 11-K, such form shall be delivered upon written request. If such report is filed as part of the registrant's annual report on Form 10-K, that entire report (excluding exhibits) shall be delivered upon written request. If such report is filed as a part of the registrant's annual report to stockholders delivered pursuant to paragraph (1) or (2) of this undertaking, additional delivery shall not be required.
                                   SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on it behalf by the undersigned, thereunto duly authorized, in Jericho, New York, on the 13th day of December, 1999.

                                                  STATE BANCORP, INC.


                                                  BY: /s/Thomas F. Goldrick, Jr.
                                                      --------------------------
                                                  THOMAS F. GOLDRICK, JR.
                                                  CHAIRMAN and
                                                  CHIEF EXECUTIVE OFFICER


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

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated.
          By his or her signature, each of the following persons authorizes Thomas F. Goldrick, Jr. and Daniel T. Rowe and Brian K. Finneran, or any of them, with full power of substitution, to execute in his name and on his behalf, and to file any amendments (including, without limitation, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Commission thereunder, in connection with the registration of the securities which are the subject of this Registration Statement.

Signature                       Title                          Date

/s/Thomas F. Goldrick, Jr.      Chairman of the Board of       December 13, 1999
--------------------------      Directors and Chief
THOMAS F. GOLDRICK, JR.         Executive Officer
                                (Principal Executive
                                Officer)

/s/Daniel T. Rowe               President and Director         December 13, 1999
-----------------
DANIEL T. ROWE

/s/Richard W. Merzbacher        Vice Chairman and Director     December 13, 1999
------------------------
RICHARD W. MERZBACHER

/s/Gary Holman                  Vice Chairman of the Board of  December 13, 1999
--------------                  Directors
GARY HOLMAN

/s/J. Robert Blumenthal         Director                       December 13, 1999
-----------------------
J. ROBERT BLUMENTHAL

/s/Carl R. Bruno                Director                       December 13, 1999
----------------
CARL R. BRUNO

/s/Arthur Dulik, Jr.            Director                       December 13, 1999
--------------------
ARTHUR DULIK, JR.

/s/Joseph F. Munson             Director                       December 13, 1999
-------------------
JOSEPH F. MUNSON

/s/John F. Picciano             Director                       December 13, 1999
-------------------
JOHN F. PICCIANO

/s/Suzanne H. Rueck             Director                       December 13, 1999
-------------------
SUZANNE H. RUECK

/s/Brian K. Finneran            Secretary/Treasurer            December 13, 1999
--------------------            (Principal Financial
BRIAN K. FINNERAN               and Accounting Officer





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